FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             SOMERSET HILLS BANCORP
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

               NEW JERSEY                                22-3768777
       -----------------------                     ----------------------
       (State of incorporation                        (I.R.S. Employer
          or organization)                         Identification Number)

                             SOMERSET HILLS BANCORP
                               155 MORRISTOWN ROAD
                             BERNARDSVILLE, NJ 07924
                                 (908) 221-0100
                    ----------------------------------------
                    (Address of principal executive offices)


                                 WITH A COPY TO
                            ROBERT A. SCHWARTZ, ESQ.
                         WINDELS MARX LANE & MITTENDORF
                             120 ALBANY STREET PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08901
                                 (732) 846-7600


     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on
     to be so registered                 which each class is to be registered
     -------------------                 ------------------------------------

     NONE                                NOT APPLICABLE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ].


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


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X].

     Securities Act registration statement file number to which this form relates:

                                    333-99647

         Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                 Title of Class

         UNITS, CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
         --------------------------------------------------------------
                                 Title of Class

                                    WARRANTS
                                 --------------
                                 Title of Class


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is made to the Registration Statement on Form SB-2 (Registration No. 333-99647) filed with the Securities and Exchange Commission on September 17, 2002 for a description of the securities to be registered. The securities to be registered consist of (1) the common stock, no par value per share (the "Common Stock") of Somerset Hills Bancorp, a New Jersey corporation (the "Registrant"); the warrants to purchase Common Stock ("Warrant"); and (3) the units, which consist of one share of Common Stock and one Warrant ("Units").

The Registrant incorporates by reference the description of the Common Stock, Warrants and Units set forth under the caption "Description of the Company's Securities" in the Prospectus included in the Registrant's Registration Statement on Form SB-2, Registration No. 333-99647 (filed by the Registrant with the Securities and Exchange Commission on September 17, 2002). Such descriptions are incorporated herein by reference as if fully set forth herein.

ITEM 2. EXHIBITS

1. Specimen Common Stock Certificate (incorporated by reference to Registrant's Registration Statement on Form S-4 (Registration No. 333-99647) as filed with the Securities and Exchange Commission on September 17, 2002)

2. Specimen of Warrant (incorporated by reference to Registrant's Registration Statement on Form SB-2 (Registration No. 333-99647) as filed with the Securities and Exchange Commission on September 17, 2002)


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3. Specimen of Unit Certificate (incorporated by reference to Registrant's
Registration Statement on Form SB-2 (Registration No. 333-99647) as filed with the Securities and Exchange Commission on September 17, 2002)

4. Warrant Agreement (incorporated by reference to Registrant's Registration Statement on Form SB-2 (Registration No. 333-99647) as filed with the Securities and Exchange Commission on September 17, 2002).


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




                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant is duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            SOMERSET HILLS BANCORP


Date:  October 28, 2002                     By: /s/ STEWART E. MCCLURE, JR.
                                                ---------------------------
                                            Name: Stewart E. McClure, Jr.
                                            Title: President, Chief Executive
                                            Officer and Chief Operating Officer


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